UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2006

Exact Name of Registrant as Specified
in Charter, State of Incorporation,
Commission	Address of Principal Executive Offices	IRS Employer
File Number	and Telephone Number	Identification No.
1-11607	DTE Energy Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000	38-3217752

1-2198	The Detroit Edison Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000	38-0478650

1-7310	Michigan Consolidated Gas Company (a Michigan corporation) 2000 2nd Avenue Detroit, Michigan 48226-1279 313-235-4000	38-0478040
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
Exhibit Index
Press Release dated December 7, 2006

Item 7.01. Regulation FD Disclosure
     Today, December 7, 2006, DTE Energy Company (“DTE Energy”) issued a Press Release in which it announced, among other things, that DTE Energy has issued 2007 operating earnings guidance, excluding synthetic fuels, of $2.60 to $2.80 per diluted share and increased 2006 operating earning guidance, excluding synthetic fuels, to $2.52 to $2.63 per diluted share, up from the previous guidance of $2.42 to $2.53 per diluted share. DTE Energy also expects 2007 adjusted cash from operations in the range of $1.6 billion to $1.8 billion, a 17 percent midpoint increase from 2006 adjusted cash from operations guidance of $1.4 billion to $1.5 billion.
     DTE Energy also announced that 2007 operating earnings guidance for The Detroit Edison Company (“Detroit Edison”) is $340 million to $350 million, which approximately equates to its authorized 11 percent return on equity.
     DTE Energy also announced that 2007 operating earnings guidance for Michigan Consolidated Gas Company (“MichCon”) is $80 million to $85 million, which represents a return on equity approximately equal to its authorized 11 percent and is a significant increase over 2006 guidance.
     For a detailed discussion of these announcements, please see DTE Energy’s Press Release dated December 7, 2006, attached as Exhibit 99.1.
     In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.
Item 8.01. Other Events
     Today, December 7, 2006, DTE Energy issued a Press Release in which it announced, among other things, that the DTE Energy Board of Directors today declared a $0.53 per share dividend on its Common Stock payable January 15, 2007, to shareholders of record at the close of business December 18, 2006. This dividend represents an annualized increase of $0.06 per share, to $2.12 per share from $2.06.
Item 9.01. Exhibits
(c)	Exhibits

99.1	Press Release of DTE Energy Company dated December 7, 2006

Forward-Looking Statements:
This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in each of DTE Energy’s, Detroit Edison’s and MichCon’s 2005 Form 10-K (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy, Detroit Edison and MichCon that discuss important factors that could cause DTE Energy’s, Detroit Edison’s and MichCon’s actual results to differ materially. DTE Energy, Detroit Edison and MichCon expressly disclaim any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Date: December 7, 2006

DTE ENERGY COMPANY (Registrant)
/s/ Peter B. Oleksiak
Peter B. Oleksiak
Controller

THE DETROIT EDISON COMPANY (Registrant)
/s/ Peter B. Oleksiak
Peter B. Oleksiak
Controller

MICHIGAN CONSOLIDATED GAS COMPANY (Registrant)
/s/ Peter B. Oleksiak
Peter B. Oleksiak
Controller

Exhibit Index

99.1	Press Release of DTE Energy Company dated December 7, 2006